Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-283478) and Form S-3D (No. 333-261834) of Mackenzie Realty Capital, Inc. (the “Company”), of our report dated September 29, 2025, relating to the consolidated financial statements and schedule of the Company, appearing in this Annual Report on Form 10-K of the Company for the year ended June 30, 2025.

/s/ Baker Tilly US, LLP

Campbell, California
September 29, 2025